Exhibit 99.2


                          GIGA INFORMATION GROUP, INC.
                              One Longwater Circle
                          Norwell, Massachusetts 02061



                                  May 13, 1999



Mr. Robert Weiler
101 Plain Road
Wayland, Massachusetts  01778


Dear Bob:

             Giga Information Group, Inc. ("Giga") is pleased to confirm the terms and conditions pursuant to which Giga will employ you (the "Executive") as the President and Chief Executive Officer of Giga on the terms and conditions hereinafter set forth.

         1.  Employment; Term.
             -----------------

                  Giga hereby agrees to employ the Executive, and the Executive hereby agrees to enter into such employment, as the President and Chief Executive Officer of Giga. The term of employment of the Executive hereunder shall commence as of the date hereof and shall continue until terminated in the manner hereinafter provided.

         2.  Duties and Extent of Services.
             ------------------------------

             (a) During the term of employment, the Executive shall serve as the President and Chief Executive Officer of Giga. In such capacity, the Executive shall render such executive, managerial, administrative and other services as customarily are associated with and incident to such position, and as the Board of Directors of Giga may, from time to time, reasonably require.

             (b) During the Executive's term of employment, the Executive shall be a full-time em ployee of Giga and shall exclusively devote all his business time and efforts to faithfully, competently and diligently perform to the best of his ability all of the duties required of him as President and Chief Executive Officer, except as expressly provided in Paragraph 3(b) below or as expressly approved by the Board of Directors of Giga.

             (c) Giga agrees to use its best efforts to cause the Executive to be nominated as a Director of Giga during the term of his employment as President and Chief Executive Officer. The Executive agrees to serve as a Director of Giga if so




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

elected to such position and to hold such other positions and executive offices of Giga and/or its subsidiaries as may from time to time be authorized by the Board of Directors of Giga, provided that each such position shall be commensurate with the Executive's position. The Executive shall not be entitled to any additional compensation for serving as a director of Giga or as an officer or director of any subsidiaries of Giga.

         3.  Compensation.
             -------------

             (a) Base Salary.As compensation for all services to be rendered by the Executive pursuant to this agreement, Giga shall pay the Executive an annual salary at the rate of $300,000 per annum (the "Base Salary"), payable in accordance with Giga's customary payroll practices. The Board of Directors, or a committee designated by the Board, shall review the Executive's salary and other compensation on an annual basis.

             (b) Signing Bonus. Upon execution of this agreement, the Executive shall be entitled to receive a signing bonus of $50,000. The Executive shall be on an unpaid leave of absence until August 15, 1999 whereupon he shall commence serving as a full-time employee of Giga. Such signing bonus shall be credited against any incentive bonus compensation payable to the Executive pursuant to subparagraph (c) below. If the Executive does not commence services hereunder on or before August 16, 1999, his employment and all stock options granted hereunder shall terminate (for "Cause") and the Executive shall repay the signing bonus to Giga, but the provisions of Paragraphs 6, 7 and 12 shall remain in full force and effect.

             (c) Incentive Bonus Compensation. During the term of employment the Executive shall be entitled to participate in the annual bonus plan to be established by Giga for its executives commencing with the fiscal year 1999, which plan shall provide the Executive with a cash bonus of up to 100% of the Executive's then Base Salary. Any or all bonuses awarded under the bonus plan shall be in the sole discretion of either the Board of Directors or the Compensation Committee, as the case may be, and any bonus otherwise payable to the Executive for fiscal year 1999 shall be prorated based upon the number of months of full service by the Executive during the period commencing August 1, 1999 and ending December 31, 1999. The final terms of the bonus plan will be determined for the Executive and the other executive officers of Giga by Giga's Compensation Committee in consultation with the Executive and will include provisions for payment of 100% of base salary for achieving very high levels of performance and approximately 50% of base salary for meeting the base plan established by the Compensation Committee.

             (d) Benefits. During the term of employment, the Executive shall be entitled to participate in all retirement, disability, pension, savings, health, medical, dental, insurance and other fringe benefits or plans of Giga generally available to executive employees.

             (e) Stock Options. As soon as practicable following the execution of this agreement, the Executive shall be awarded stock options to purchase an aggregate of 600,000 shares of Common Stock of Giga pursuant to Giga's 1999 Share Incentive Plan (the "Incentive Plan") and in accordance with grant letters to be executed by Giga and the


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Executive. The options shall have a term of ten years commencing from the date of grant and shall have an exercise price equal to the fair market value of Giga's Common Stock on the date of grant as determined pursuant to the Incentive Plan. Five hundred thousand (500,000) of such options shall vest 25% after one year from August 15, 1999 and thereafter in equal monthly installments for the next 36 months, and shall include the maximum allowable number of options intended to be Incentive Stock Options within the meaning of the Code. The remaining one hundred thousand (100,000) options shall vest seven (7) years following the date of grant subject to earlier acceleration if the closing sales price of Giga Common Stock on the NASDAQ Stock Market (or any other national stock exchange on which such stock is traded) shall equal or exceed $12.50 per share for at least 50 consecutive trading days, all as more fully set forth in the grant letters. The stock options granted to the Executive shall vest upon a "Change in Control" as defined in subsections 13(b)(i) through (v) of the Incentive Plan and the Board shall not take any contrary action thereunder.

         4.  Expenses.
             ---------

             Giga agrees to reimburse the Executive for all reasonable and necessary travel, business, entertainment and other business out-of-pocket expenses incurred and or expended by him in connection with the performance of his duties hereunder, upon presentation of proper expense statements or vouchers or such other supporting information as Giga may reasonably require of the Executive.

         5.  Termination.
             ------------

             (a) Cause. Giga shall have the right, upon written notice to the Executive, to terminate the Executive's employment under this agreement for "Cause" (as hereinafter defined), effective upon the giving of such notice (or such later date as shall be specified in such notice), and Giga shall have no further obligations hereunder, except to pay the Executive any amounts otherwise payable pursuant to Section 3 hereof and provide the Executive any benefits to which the Executive may otherwise have been entitled, in each case prior to the effective date of termination. The Executive's right to participate in any of Giga's retirement, insurance and other benefit plans and programs shall be as determined under such program and plans.

             For purposes of this agreement, "Cause" means:

                  (i) fraud, embezzlement or gross insubordination on the part of the Executive or material breach by the Executive of his obligations under Paragraphs 6, 7 or 12 hereof;

                  (ii) conviction of or the entry of a plea of nolo contendere by the Executive for any felony;

                  (iii) a material breach of, or the willful failure or refusal by the Executive to perform and discharge, his duties, responsibilities or obligations under this agreement (other than under Paragraphs 6, 7 and 12 hereof, which shall be governed by clause (i) above, and other than by reason of disability or death) that is not corrected


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within thirty (30) days following written notice thereof to the Executive by
Giga, such notice to state with specificity the nature of the breach, failure or refusal; provided that if such breach, failure or refusal cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter; or

                  (iv) any act of moral turpitude or willful misconduct by the Executive which (A) is intended to result in substantial personal enrichment of the Executive at the expense of Giga or any of its subsidiaries or affiliates or
(B) has a material adverse impact on the business or reputation of Giga, or any of its subsidiaries or affiliates (such determination to be made by Giga's Board of Directors in its sole discretion).

             (b) Termination Without Cause. Giga shall have the right, upon sixty (60) days' written notice given to the Executive, to terminate the Executive's employment under this agreement for any reason whatsoever. In the event of such termination, the Executive shall be entitled (i) to continue to receive as severance pay his Base Salary at the then current rate for a period of twelve (12) months following the date of termination, reduced by any compensation earned by the Executive during such period from other employment, and (ii) to participate in all pension, insurance and other benefit plans, programs or arrangements for such period as may be provided therein on terms identical to those applicable to other senior officers of Giga.

             (c) Termination by Executive. The Executive shall have the right, exercisable at any time during the term of employment, to terminate this agreement for any reason whatsoever, upon sixty (60) days written notice to Giga. In such event, Giga shall have no further obligations hereunder, except for the Executive's Base Salary to the date of termination.

             (d) Upon termination of the Executive's employment hereunder, for whatever reason, the Executive shall resign as a director of Giga and from all other positions held by him with Giga or its subsidiaries.

         6.  Confidential Information.
             -------------------------

             The Executive understands and acknowledges that during the term of this agreement he may have access to and become acquainted with certain confidential information and trade secrets, which are private or confidential in that they are not generally known or available to the public, or give Giga and its subsidiaries and related companies an opportunity to obtain an advantage over competitors who do not know or use such information. The Executive agrees that he shall not disclose any such confidential information or trade secrets to any person or entity, either directly or indirectly, or use said confidential information or trade secrets for his personal benefit or in any other way, except in the performance of his responsibilities set forth in this agreement. However, this obligation shall not apply to information which is or becomes publicly available without fault on the part of the Executive, is already in the Executive's possession prior to the time he gains access to the data under this agreement, is independently developed by the Executive or is rightfully obtained from third parties. Upon termination of this agreement, the Executive shall return to Giga all copies of all


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data, materials and documents which belong to Giga (whether or not such data, materials or documents were prepared by Giga, the Executive or others).

         7.  Proprietary Rights.
             -------------------

             (a) The Executive agrees that if any inventions, discoveries or improvements are conceived, first reduced to practice, made or developed in anticipation of, in the course of, or as a result of, work performed under this agreement, the Executive shall assign Giga his entire right, title and interest in and to such inventions, discoveries and improvements, and any patents that may be granted in any country of the world. The Executive further agrees that, without charge to Giga or its designee, the Executive shall sign all papers and do all acts which may be necessary, desirable or convenient to enable Giga at its expense to file and prosecute applications for patents on such inventions, discoveries and improvements, and to maintain any such patents granted.

             (b) The entire right, title and interest, including copyright, in all original works of authorship fixed in any tangible medium or expression originated and developed by the Executive as a part of the work covered by this agreement shall be transferred to and vested in Giga. The parties expressly agree to consider as works made for hire those works ordered or commissioned by Giga which qualify as such in accordance with copyright laws. For all such original works, the Executive agrees to provide documentation satisfactory to Giga to assure the conveyance of all such right, title and interest, including copyright, to Giga. The cost of conveying such rights shall be at Giga's expense. In the event the work is deemed not to be a work for hire, the Executive irrevocably transfers, assigns and conveys the exclusive copyright ownership to Giga, free and clear of any liens, claims or other encumbrances to the fullest extent permitted by law.

             (c) The Executive agrees to disclose and furnish promptly to Giga any and all technical information, computer or other apparatus programs, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge or data, written, oral or otherwise expressed, originated or developed by the Executive, as a result of work performed under or in anticipation of this agreement. The Executive further agrees that all such information shall be the property of Giga, shall be sued only in providing services under this agreement, and may not be used for other purposes, except upon such terms as may be agreed upon by Giga in writing.

             (d) The Executive warrants the originality of the work prepared for Giga under this Agreement, its disclosure to Giga exclusively, and that no portion of the work prepared for Giga under this agreement is derived from any work owned by another party. If such information includes materials previously developed or copyrighted by the Executive and not originated or developed under this agreement, the Executive grants and agrees to grant to Giga any unrestricted, royalty-free license to use and copy such materials.

             (e) The Executive warrants that the use of any work product, or any part thereof, furnished under this agreement by the Executive to Giga will not infringe any U.S. patent, copyright, trade secret or other proprietary right and that he is not


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currently bound by any other agreement, restriction or obligation and will not assume such obligation or restriction which would in any way interfere or would be inconsistent with the services to be provided to Giga under this agreement.

         8.  Specific Performance.
             ---------------------

             The Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, the Executive will have access to confidential information vital to Giga's business and the business of its subsidiaries and affiliates. By reason of this, the Executive consents and agrees that if he violates any of the provisions of Paragraphs 6, 7 or 12 hereof, Giga and its subsidiaries and affiliates would sustain irreparable injury and that monetary damages would not provide adequate remedy to Giga and that Giga shall be entitled to have Paragraphs 6, 7 or 12 hereof specifically enforced by any court having equity jurisdiction. Nothing contained herein shall be construed as prohibiting Giga or any of its subsidiaries or affiliates from pursuing any other remedies available to it so for such breach or threatened breach, including the recovery of damages from the Executive.

         9.  Deductions and Withholding.
             ---------------------------

             The Executive agrees that Giga shall withhold from any and all compensation paid to and required to be paid to the Executive pursuant to this agreement, all Federal, state, local and/or other taxes which Giga determines are required to be withheld in accordance with applicable statutes or regulations from time to time in effect and all amounts required to be deducted in respect of the Executive's coverage under applicable employee benefit plans. For purposes of this agreement and calculations hereunder, all such deductions and withholdings shall be deemed to have been paid to and received by the Executive

         10.  Entire Agreement.
              -----------------

             This agreement embodies the entire agreement of the parties with respect to the Executive's employment, compensation, perquisites and related items and supersede any other prior oral or written agreements, arrangements or understandings between the Executive and Giga or any of its subsidiaries or affiliates, and any such prior agreements, arrangements or understandings are hereby terminated and of no further effect. This agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

         11. Notices.
             -------

             All notices to Giga or the Executive permitted or required hereunder shall be in writing and shall be delivered personally, by telecopier or by courier service providing for next-day delivery, or sent by registered or certified mail, return receipt requested, to the addresses set forth on the first page of this agreement.

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         12. Non-Competition.
             ---------------

             The Executive acknowledges that during the period for which he is employed by Giga and for a period of two (2) years thereafter commencing upon the termination of his employment, the Executive will not, directly or indirectly, without the prior written consent of Giga:

             (a) as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of less than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of developing, providing, marketing or selling Continuous IT Information Services (as defined below);

             (b) recruit, solicit or induce or attempt to induce any employee or employees of Giga or any subsidiary thereof to terminate their employment with, or otherwise cease their relationship with, Giga or any subsidiary thereof; or

             (c) solicit, divert or take away, or attempt to divert or tot take away, the business or patronage of any of the clients, customers, subscribers or accounts, or prospective clients, customers or accounts, of Giga or any subsidiary thereof which were contacted, solicited or served by the Executive while the Executive was employed by Giga.

             For the purposes of this agreement, "Continuous IT Information Services" means the performance or development of original research or analysis with respect to information technology industries and the marketing and sales of the results of such research and analysis through subscription or retainer relationships which (i) have a stated term (which may be subject to renewal or extension) and (ii) which involve the delivery of analysis in a number of formats and vehicles, including oral, written and on-line vehicles and through events; provided, that Continuous IT Information Services shall not include consulting services intended to address specific problems or issues of specific clients.

         13. Governing Law; Jurisdiction.
             ---------------------------

             (a) This agreement shall be subject to, and governed by, the laws of the State of New York applicable to contracts made and to be performed therein.

             (b) Any action to enforce any of the provisions of this agreement shall be brought in a court of the State of New York located in the Borough of Manhattan of the City of New York or in a Federal court located within the Southern District of New York. The parties consent to the jurisdiction of such courts and to the service of process in any manner provided by New York law. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentences shall be deemed in every respect effective and valid personal service of process upon such party.

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         14. Assignability.
             -------------

             The obligation of the Executive may not be delegated and, except with respect to the designation of beneficiaries in connection with any of the benefits payable to the Executive hereunder, the Executive may not, without Giga's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. Giga and the Executive agree that this agreement and all of Giga's rights and obligations hereunder may be assigned or transferred by Giga to and shall be assumed by and be binding upon any successor to Giga. The term "successor" means, with respect to Giga or any of its subsidiaries, any corporation or other business entity which, by merger, consolidation, purchase of the assets or otherwise acquires al or a material part of the assets of Giga.

         15. No Conflict.
             -----------

             The Executive hereby represents and warrants to Giga that his execution, delivery and performance of this agreement and any other agreement to be delivered pursuant to this agreement will not (i) require the consent, approval or action of any other person or (ii) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any agreement, arrangement or understanding with respect to the Executive's employment to which the Executive is a party or by which the Executive is bound or subject. The Executive hereby agrees to indemnify and hold harmless Giga and its directors, officers, employees, agents, representatives and affiliates (and such affiliates' directors, officers, employees, agents and representatives) from and against any and all losses, liabilities or claims (including, interest, penalties and reasonable attorneys' fees, disbursements and related charges) based upon or arising out of the Executive's breach of any of the foregoing representations and warranties.

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             If the foregoing is in accordance with your understanding of our agreement, kindly sign the enclosed copy of this letter where indicated below, whereupon this letter shall constitute an agreement between us with respect to the subject matter hereof.



                                    Sincerely,

                                    GIGA INFORMATION GROUP, INC.

                                    By: /s/ Daniel M. Clarke
                                        -----------------------------------
                                        Daniel M. Clarke
                                        Senior Vice President and
                                        Chief Financial Officer



Accepted and agreed to:


/s/ Robert Weiler
----------------------------------
Robert Weiler






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